EXHIBIT 99.1

Real Value in a changing world

Contact:	Lauralee Martin
Title:	Chief Operating and Financial Officer
Phone:	+1 312 228 2073

Jones Lang LaSalle Reports Strong Revenue Growth and Earnings Results for Second Quarter 2011

Revenue rises 24 percent to $845 million; adjusted EPS of $1.12 compared with $0.83 in Q2 2010

CHICAGO, July 26, 2011 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported net income of $44 million on a U.S. GAAP basis, or $0.99 per share, for the quarter ended June 30, 2011, compared with net income of $32 million on a U.S. GAAP basis, or $0.72 per share, for the quarter ended June 30, 2010. Adjusting for Restructuring and acquisition charges and certain other impacts of purchase accounting, net income would have been $50 million or $1.12 per share for the second quarter of 2011, compared with adjusted net income of $37 million or $0.83 per share in 2010. The firm’s adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) were $94 million for the second quarter of 2011 compared with adjusted EBITDA of $78 million for the same period in 2010. Revenue for the second quarter of 2011 was $845 million, an increase of 24 percent in U.S. dollars, 17 percent in local currency, compared with the second quarter of 2010.

On a year-to-date basis net income was $45 million, or $1.02 per share, compared with net income of $32 million, or $0.73 per share, for the first six months of 2010. Adjusting for Restructuring and acquisition charges and certain other impacts of purchase accounting, net income would have been $51 million or $1.15 per share for the first half of 2011, compared with adjusted net income of $43 million for the same period of 2010. Adjusted EBITDA on a year-to-date basis was $122 million compared with adjusted EBITDA of $115 million in 2010. Revenue for the first six months of 2011 was $1.5 billion, compared with $1.3 billion in 2010, an increase of 22 percent, 17 percent in local currency.

Second-Quarter 2011 Highlights:

•	Solid transactional revenue growth continues

•	Outstanding performance in Asia Pacific, led by Greater China, India and Australia

•	Successful completion of King Sturge acquisition increases strength and depth in EMEA

Second-quarter results included $6 million of Restructuring and acquisition charges and $2 million of intangible amortization related to the King Sturge acquisition completed in EMEA. Restructuring and

Jones Lang LaSalle Reports Second-Quarter 2011 Results – Page 2

acquisition charges are excluded from segment operating results although they are included for consolidated reporting. Intangible amortization is included in Depreciation and amortization in the firm’s consolidated results as well as in EMEA’s segment results.

“We are pleased to report another quarter of solid revenue growth,” said Colin Dyer, President and Chief Executive Officer of Jones Lang LaSalle. “While the cyclical recovery in global real estate markets continues, business confidence is being tested internationally by concerns over government finances. We expect to continue to grow our market share worldwide and remain positive on our prospects for the seasonally stronger second half,” Dyer added.

Consolidated Business Line Revenue Comparison (in millions, “LC” = local currency)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2011	2010	in LC	2011	2010	in LC
Real Estate Services (“RES”)
Leasing	$281.4	$234.4	16%	$491.2	$404.7	19%
Capital Markets & Hotels	103.6	63.6	49%	169.7	115.9	37%
Property & Facility Management	197.4	168.4	10%	383.8	328.7	11%
Project & Development Services	107.2	80.8	24%	200.9	149.1	29%
Advisory, Consulting and Other	89.4	73.7	15%	154.5	137.8	8%

Total RES revenue	779.0	620.9	19%	1,400.1	1,136.2	18%
LaSalle Investment Management
Advisory fees	$64.7	$56.0	8%	$126.0	$114.4	5%
Transaction and Incentive fees	1.6	3.4	(59%)	7.1	10.4	(38%)

Total LaSalle Investment Management	$66.3	$59.4	4%	$133.1	$124.8	1%

Total Firm Revenue	$845.3	$680.3	17%	$1,533.2	$1,261.0	17%

Operating expenses excluding Restructuring and acquisition charges were $774 million for the second quarter, an increase of 19 percent in local currency, compared with operating expenses of $619 million for the same period in 2010. Similar to the first quarter of 2011, the year-over-year increase was principally driven by variable costs to support revenue growth and build the firm’s pipeline for the second half of the year. The firm maintained its 64.4 percent total compensation to revenue ratio in the second quarter.

Year-to-date operating expenses excluding Restructuring and acquisition charges were $1.4 billion, an increase of 18 percent in local currency compared with the first half of 2010.

Jones Lang LaSalle Reports Second-Quarter 2011 Results – Page 3

Balance Sheet

The firm’s net debt position, which includes deferred acquisition obligations, increased by $184 million compared with June 30, 2010, to $832 million, primarily due to funding the King Sturge acquisition in EMEA during the second quarter of 2011. Outstanding debt on the firm’s long-term credit facility was $444 million at quarter end.

During the second quarter, the firm announced that it had amended its $1.1 billion long-term credit facility. Among other items, the amendment reset pricing with initial pricing of LIBOR + 1.625 percent, extended the maturity to June 2016 and provided for add-backs to EBITDA for acquisition-related expenses. The firm anticipates making the second deferred payment related to the Staubach acquisition of $150 million in the third quarter of 2011.

Business Segment Second-Quarter and Year-to-Date Performance Highlights

Americas Real Estate Services

Second-quarter revenue in the Americas region was $348 million, an increase of $53 million, or 17 percent in local currency, over the prior year, led by Leasing and by Capital Markets & Hotels, which more than doubled to $32 million. Year-to-date revenue in the region was $636 million in 2011 compared with $524 million in 2010, an increase of 21 percent.

	Three Months Ended June 30,		% Change		Six Months Ended June 30,		% Change
Americas (in millions)	2011	2010	in LC		2011	2010	in LC
Leasing	$171.7	$151.4	13%		$314.8	$257.6	22%
Capital Markets & Hotels	31.7	14.3	121%		51.5	23.8	116%
Property & Facility Management	74.2	62.4	18%		141.0	120.4	16%
Project & Development Services	40.8	38.5	5%		78.0	70.1	11%
Advisory, Consulting and Other	28.0	28.9	(3%	)	48.6	51.8	(6%	)

Operating revenue	$346.4	$295.5	17%		$633.9	$523.7	21%
Equity earnings	2.0	—	n/m		2.6	0.2	n/m

Total segment revenue	$348.4	$295.5	17%		$636.5	$523.9	21%

n/m – not meaningful

Operating expenses were $316 million in the second quarter, 20 percent higher than a year ago, 19 percent in local currency. Year-to-date operating expenses were $595 million, compared with $482 million for the same period in 2010, an increase of 23 percent in U.S. dollars and local currency. Included in operating expenses were costs related to new business generation, such as travel and marketing, which will contribute to seasonal revenue growth in the second half of the year, as well as higher costs for service level requirements of several recent business wins. Operating income margin in the region decreased by 1.7 percent year over year in the second quarter of 2011.

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Jones Lang LaSalle Reports Second-Quarter 2011 Results – Page 4

EBITDA for the second quarter was $42 million, compared with $41 million for the same period last year. Year-to-date EBITDA for 2011 was $61 million, compared with $59 million for the first six months of 2010.

EMEA Real Estate Services

EMEA’s revenue in the second quarter of 2011 was $218 million compared with $171 million in 2010, an increase of 28 percent, 15 percent in local currency. The most significant component of the revenue increase was in Project & Development Services (“PDS”), which includes the region’s fit-out business where gross contracts include subcontractor costs. PDS revenue increased 49 percent in local currency compared with the second quarter of 2010. Year-to-date revenue in the region was $386 million in 2011, compared with $322 million in 2010, an increase of 20 percent, 13 percent in local currency.

	Three Months Ended June 30,		% Change		Six Months Ended June 30,		% Change
EMEA (in millions)	2011	2010	in LC		2011	2010	in LC
Leasing	$60.5	$46.8	18%		$97.6	$85.5	8%
Capital Markets & Hotels	38.1	32.0	5%		66.7	58.2	5%
Property & Facility Management	34.4	35.1	(12%	)	70.3	69.6	(5%	)
Project & Development Services	46.2	27.6	49%		84.6	53.6	48%
Advisory, Consulting and Other	39.0	29.2	24%		67.2	55.3	16%

Operating revenue	$218.2	$170.7	16%		$386.4	$322.2	13%
Equity loss	(0.2)	—	n/m		(0.3)	—	n/m

Total segment revenue	$218.0	$170.7	15%		$386.1	$322.2	13%

n/m – not meaningful

Operating expenses, including $2 million of King Sturge intangibles amortization, were $212 million in the second quarter, an increase of 28 percent from the prior year, 19 percent in local currency. Subcontractor costs related to the PDS business line increased by more than $10 million compared with the prior year. Year-to-date operating expenses were $393 million, an increase of 21 percent, 15 percent in local currency.

On May 31, 2011, the firm completed the merger with international property consultancy King Sturge. The merger greatly enhances the firm’s strength and depth of service capabilities for clients across the EMEA region.

EBITDA for the second quarter was $12 million, compared with $10 million for the same period last year. Year-to-date EBITDA for 2011 was $4 million, compared with $5 million for the first six months of 2010.

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Jones Lang LaSalle Reports Second-Quarter 2011 Results – Page 5

Asia Pacific Real Estate Services

Revenue in Asia Pacific was $215 million for the second quarter of 2011, compared with $155 million for the same period in 2010, an increase of 39 percent, 26 percent in local currency. The year-over-year increase was largely driven by growth in Greater China, India and Australia. Year-to-date revenue in the region was $380 million in 2011, an increase of 31 percent compared with the same period in 2010, 21 percent in local currency.

	Three Months Ended June 30,		% Change in LC	Six Months Ended June 30,		% Change in LC
Asia Pacific (in millions)	2011	2010		2011	2010
Leasing	$49.2	$36.2	25%	$78.8	$61.6	19%
Capital Markets & Hotels	33.8	17.3	71%	51.5	33.9	37%
Property & Facility Management	88.8	70.9	14%	172.5	138.7	15%
Project & Development Services	20.2	14.7	27%	38.3	25.4	42%
Advisory, Consulting and Other	22.4	15.6	32%	38.7	30.7	17%

Operating revenue	$214.4	$154.7	26%	$379.8	$290.3	21%
Equity earnings	0.1	—	n/m	0.1	—	n/m

Total segment revenue	$214.5	$154.7	26%	$379.9	$290.3	21%

n/m – not meaningful

Operating expenses for the region were $193 million for the quarter, an increase of 34 percent, 22 percent in local currency on a year-over-year basis. The increase was principally due to staff and vendor costs that related to a higher volume of PDS work as well as other corporate client activities. Operating expenses were $353 million for the first half of 2011, compared with $274 million in 2010, an increase of 29 percent, 19 percent in local currency.

The region’s EBITDA for the second quarter of 2011 was $25 million, compared with $14 million for the second quarter of 2010. Year-to-date EBITDA for 2011 was $33 million compared with $23 million for the first six months of 2010.

LaSalle Investment Management

LaSalle Investment Management’s second-quarter Advisory fees were $65 million, 16 percent higher than a year ago, 8 percent in local currency, driven primarily by a higher level of assets under management in the public securities business. Year-to-date Advisory fees were $126 million, compared with $114 million through the first six months of 2010, an increase of 10 percent, 5 percent in local currency. The business recognized $1 million of Transaction fees from asset purchases and $2 million of equity earnings during the quarter.

Jones Lang LaSalle Reports Second-Quarter 2011 Results – Page 6

LaSalle Investment Management	Three Months Ended June 30,		% Change in LC		Six Months Ended June 30,		% Change in LC
(in millions)	2011	2010			2011	2010
Advisory fees	$64.7	$56.0	8%		$126.0	$114.4	5%
Transaction and Incentive fees	1.6	3.4	(59%	)	7.1	10.4	(38%	)

Operating revenue	$66.3	$59.4	4%		$133.1	$124.8	1%
Equity earnings (losses)	2.3	(2.8)	n/m		(0.3)	(9.1)	n/m

Total segment revenue	$68.6	$56.6	13%		$132.8	$115.7	9%

n/m – not meaningful

During the quarter, LaSalle Investment Management raised $2.3 billion of net equity, primarily in the public securities business. Assets under management were $45.3 billion, up from $43.0 billion in the first quarter of 2011. EBITDA was $16 million, compared with $10 million in the second quarter of 2010. Year-to-date EBITDA was $26 million for 2011, compared with $19 million for the first six months of 2010.

Summary

The firm generated solid revenue and profit growth in the second quarter. The successful completion of the King Sturge acquisition during the quarter demonstrates the firm’s focus on enhancing its service capabilities in key markets. Despite caution in a number of geographies due to slower economic growth and concern over government finances, the cyclical recovery in real estate continues and the firm expects to grow market positions and expand share during the remainder of 2011.

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Jones Lang LaSalle Reports Second-Quarter 2011 Results – Page 7

About Jones Lang LaSalle

Jones Lang LaSalle (NYSE: JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2010 global revenue of more than $2.9 billion, Jones Lang LaSalle serves clients in 70 countries from 1,000 locations worldwide, including more than 200 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 1.8 billion square feet worldwide. LaSalle Investment Management, the company’s investment management business, is one of the world’s largest and most diverse in real estate with $45.3 billion of assets under management. For further information, please visit the company’s website, www.joneslanglasalle.com.

200 East Randolph Drive Chicago Illinois 60601

22 Hanover Square London W1A 2BN

9 Raffles Place #39–00 Republic Plaza Singapore 048619

Statements in this press release regarding, among other things, future financial results and performance, achievements, and plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in Jones Lang LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2010, and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle’s expectations or results, or any change in events.

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Jones Lang LaSalle Reports Second-Quarter 2011 Results – Page 8

Conference Call

The firm will conduct a conference call for shareholders, analysts and investment professionals on Wednesday, July 27 at 9:00 a.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

• U.S. callers:	+1 877 800 0896
• International callers:	+1 706 679 7364
• Pass code:	83343411

Webcast

Follow these steps to listen to the webcast:

1. You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=80962 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to prnwebcast@multivu.com

Supplemental Information

Supplemental information regarding the second-quarter 2011 earnings call has been posted to the Investor Relations section of the company’s website: www.joneslanglasalle.com.

Conference Call Replay

Available: 12:00 p.m. EDT Wednesday, July 27 through 11:59 p.m. EDT August 3 at the following numbers:

• U.S. callers:	+1 855 859 2056
• International callers:	+1 404 537 3406
• Pass code:	83343411

Web Audio Replay

Audio replay will be available for download or stream. This information and link is also available on the company’s website: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle’s Investor Relations department at +1 312 228 2919.

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JONES LANG LASALLE INCORPORATED

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2011 and 2010

(in thousands, except share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue	$845,295	$680,319	$1,533,157	$1,260,981

Operating expenses:
Compensation and benefits	544,222	438,408	1,005,578	825,789
Operating, administrative and other	210,044	163,042	406,169	319,495
Depreciation and amortization	19,350	17,532	37,665	35,246
Restructuring and acquisition charges	6,112	3,996	6,112	5,116

Total operating expenses	779,728	622,978	1,455,524	1,185,646

Operating income	65,567	57,341	77,633	75,335

Interest expense, net of interest income	9,589	12,918	17,552	24,248
Equity earnings (losses) from unconsolidated ventures	4,138	(2,796)	2,168	(8,924)

Income before income taxes and noncontrolling interest	60,116	41,627	62,249	42,163
Provision for income taxes	15,029	9,574	15,562	9,698

Net income	45,087	32,053	46,687	32,465

Net income attributable to noncontrolling interest	991	78	1,101	246

Net income attributable to the Company	$44,096	$31,975	$45,586	$32,219

Net income attributable to common shareholders	$43,860	$31,757	$45,350	$32,001

Basic earnings per common share	$1.02	$0.76	$1.06	$0.76

Basic weighted average shares outstanding	42,933,918	42,037,112	42,890,599	41,975,448

Diluted earnings per common share	$0.99	$0.72	$1.02	$0.73

Diluted weighted average shares outstanding	44,473,320	44,249,698	44,390,612	44,085,326

EBITDA	$87,828	$71,781	$116,129	$101,193

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Segment Operating Results

For the Three and Six Months Ended June 30, 2011 and 2010

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
REAL ESTATE SERVICES
AMERICAS
Revenue:
Operating revenue	$346,407	$295,485	$633,854	$523,683
Equity earnings	1,980	36	2,632	241

	348,387	295,521	636,486	523,924
Operating expenses:
Compensation, operating and administrative expenses	306,353	254,217	575,908	464,666
Depreciation and amortization	9,558	8,861	19,466	17,718

	315,911	263,078	595,374	482,384

Operating income	$32,476	$32,443	$41,112	$41,540

EBITDA	$42,034	$41,304	$60,578	$59,258

EMEA
Revenue:
Operating revenue	$218,178	$170,762	$386,421	$322,167
Equity losses	(197)	(15)	(309)	(33)

	217,981	170,747	386,112	322,134
Operating expenses:
Compensation, operating and administrative expenses	205,970	160,554	382,279	316,814
Depreciation and amortization	5,593	4,308	10,503	9,027

	211,563	164,862	392,782	325,841

Operating income (loss)	$6,418	$5,885	$(6,670)	$(3,707)

EBITDA	$12,011	$10,193	$3,833	$5,320

ASIA PACIFIC
Revenue:
Operating revenue	$214,378	$154,704	$379,827	$290,349
Equity earnings	94	—	94	—

	214,472	154,704	379,921	290,349
Operating expenses:
Compensation, operating and administrative expenses	189,749	140,494	346,748	267,592
Depreciation and amortization	3,129	3,094	6,074	6,333

	192,878	143,588	352,822	273,925

Operating income	$21,594	$11,116	$27,099	$16,424

EBITDA	$24,723	$14,210	$33,173	$22,757

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$66,332	$59,368	$133,055	$124,782
Equity earnings (losses)	2,261	(2,817)	(249)	(9,132)

	68,593	56,551	132,806	115,650
Operating expenses:
Compensation, operating and administrative expenses	52,194	46,184	106,812	96,211
Depreciation and amortization	1,070	1,270	1,622	2,169

	53,264	47,454	108,434	98,380

Operating income	$15,329	$9,097	$24,372	$17,270

EBITDA	$16,399	$10,367	$25,994	$19,439

Total segment revenue	849,433	677,523	1,535,325	1,252,057
Reclassification of equity earnings (losses)	4,138	(2,796)	2,168	(8,924)

Total revenue	$845,295	$680,319	$1,533,157	$1,260,981

Total operating expenses before restructuring and acquisition charges	773,616	618,982	1,449,412	1,180,530

Operating income before restructuring and acquisition charges	$71,679	$61,337	$83,745	$80,451

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Consolidated Balance Sheets

June 30, 2011, December 31, 2010 and June 30, 2010

(in thousands)

	June 30, 2011 (Unaudited)	December 31, 2010	June 30, 2010 (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$95,615	$251,897	$54,994
Trade receivables, net of allowances	749,395	721,486	621,523
Notes and other receivables	113,019	76,374	80,035
Warehouse receivables	25,430	—	—
Prepaid expenses	48,647	41,195	41,729
Deferred tax assets	78,711	82,740	79,985
Other	11,416	21,149	16,443

Total current assets	1,122,233	1,194,841	894,709

Property and equipment, net of accumulated depreciation	226,231	198,685	192,498
Goodwill, with indefinite useful lives	1,775,713	1,444,708	1,399,668
Identified intangibles, with finite useful lives, net of accumulated amortization	59,263	29,025	30,856
Investments in real estate ventures	182,357	174,578	162,106
Long-term receivables	53,308	42,735	46,376
Deferred tax assets	141,934	149,020	139,283
Other	123,910	116,269	101,642

Total assets	$3,684,949	$3,349,861	$2,967,138

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$370,873	$400,681	$300,903
Accrued compensation	378,517	554,841	302,341
Short-term borrowings	45,201	28,700	63,737
Deferred tax liabilities	3,942	3,942	1,164
Deferred income	59,069	45,146	36,775
Deferred business acquisition obligations	186,534	163,656	92,393
Warehouse facility	25,430	—	—
Other	91,854	99,346	105,069

Total current liabilities	1,161,420	1,296,312	902,382

Noncurrent liabilities:
Credit facilities	444,000	197,500	268,000
Deferred tax liabilities	20,051	15,450	7,797
Deferred compensation	10,771	15,130	21,013
Pension liabilities	4,748	5,031	6,579
Deferred business acquisition obligations	252,282	134,889	279,334
Minority shareholder redemption liability	17,329	34,118	33,273
Other	97,505	79,496	72,448

Total liabilities	2,008,106	1,777,926	1,590,826

Company shareholders’ equity:
Common stock, $.01 par value per share, 100,000,000 shares authorized; 42,955,769, 42,659,999 and 42,059,599 shares issued and outstanding as of June 30, 2011, December 31, 2010, and June 30, 2010, respectively	430	427	421
Additional paid-in capital	897,516	883,046	870,368
Retained earnings	715,229	676,397	559,188
Shares held in trust	(6,266)	(6,263)	(5,003)
Accumulated other comprehensive income (loss)	65,448	15,324	(51,532)

Total Company shareholders’ equity	1,672,357	1,568,931	1,373,442
Noncontrolling interest	4,486	3,004	2,870

Total equity	1,676,843	1,571,935	1,376,312

Total liabilities and equity	$3,684,949	$3,349,861	$2,967,138

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Summarized Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2011 and 2010

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2011	2010
Cash used in operating activities	$(136,312)	$(80,363)
Cash used in investing activities	(257,927)	(35,107)
Cash provided by financing activities	237,957	101,201

Net decrease in cash and cash equivalents	(156,282)	(14,269)
Cash and cash equivalents, beginning of period	251,897	69,263

Cash and cash equivalents, end of period	$95,615	$54,994

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Financial Statement Notes

1.	Charges excluded from GAAP net income attributable to common shareholders to arrive at adjusted net income for the three and six-month periods ended June 30, 2011, and June 30, 2010 are primarily Restructuring and acquisition charges, intangible amortization related to the recent King Sturge acquisition, and non-cash co-investment charges. Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of earnings per share (“EPS”) for each net income total:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share data)	2011	2010	2011	2010
GAAP net income attributable to common shareholders	$43.9	$31.8	$45.3	$32.0
Shares (in 000s)	44,473	44,250	44,391	44,085

GAAP earnings per share	$0.99	$0.72	$1.02	$0.73

GAAP net income attributable to common shareholders	$43.9	$31.8	$45.3	$32.0
Restructuring and acquisition charges, net	4.6	3.1	4.6	3.9
Intangible amortization, net	1.2	—	1.2	—
Non-cash co-investment charges, net	—	1.7	—	6.7

Adjusted net income	49.7	36.6	51.1	42.6
Shares (in 000s)	44,473	44,250	44,391	44,085

Adjusted earnings per share	$1.12	$0.83	$1.15	$0.97

2.	Adjusted EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization adjusted for Restructuring and acquisition charges, and non-cash co-investment charges. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. The firm believes that adjusted EBITDA and EBITDA are indicators of ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as alternatives either to net income or net cash provided by (used in) operating activities, both of which are determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income attributable to common shareholders	$43,860	$31,757	$45,350	$32,001
Add:
Interest expense, net of interest income	9,589	12,918	17,552	24,248
Provision for income taxes	15,029	9,574	15,562	9,698
Depreciation and amortization	19,350	17,532	37,665	35,246

EBITDA	$87,828	$71,781	$116,129	$101,193

Add:
Restructuring and acquisition charges	6,112	3,996	6,112	5,116
Non-cash co-investment charges	—	2,188	—	8,656

Adjusted EBITDA	$93,940	$77,965	$122,241	$114,965

Below is a reconciliation of net cash provided by (used in) operating activities, the most comparable cash flow measure on the consolidated statements of cash flows, to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net cash provided by (used in) operating activities	$60,867	$65,969	$(136,312)	$(80,363)
Add:
Interest expense, net of interest income	9,589	12,918	17,552	24,248
Change in working capital and non-cash expenses	2,343	(16,680)	219,327	147,610
Provision for income taxes	15,029	9,574	15,562	9,698

EBITDA	$87,828	$71,781	$116,129	$101,193

Add:
Restructuring	6,112	3,996	6,112	5,116
Non-cash co-investment charges	—	2,188	—	8,656

Adjusted EBITDA	$93,940	$77,965	$122,241	$114,965

3.	For purposes of segment operating results, the allocation of restructuring charges to the segments has been determined to not be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

4.	Each geographic region offers the firm’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. The Investment Management segment provides investment management services to institutional investors and high-net-worth individuals.

5.	The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, to be filed with the Securities and Exchange Commission shortly.

6.	EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan.

7.	Certain prior year amounts have been reclassified to conform to the current presentation.